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                                                                    Exhibit 10.2
No. 1                                                                 $1,000,000

                             NAI TECHNOLOGIES, INC.

                        12% Subordinated Promissory Note
                              due January 15, 1996

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

                  FOR VALUE RECEIVED, NAI Technologies, Inc., a New York corporation (the 'Company'), promises to pay to CHARLES S. HOLMES, the registered holder or registered assigns hereof (the 'Holder'), the principal amount of ONE MILLION DOLLARS ($1,000,000) payable on the fifteenth day of January, 1996 (the 'Maturity Date'), together with interest on the outstanding principal amount of this Note at the rate of twelve (12%) percent per annum calculated on the basis of a 360 day year, such interest to be payable on the Maturity Date. If the Company shall default in the payment of the principal of or interest on this Note, whether upon maturity, by acceleration, or otherwise, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent. The Holder of this Note shall also, in addition to any other amount payable hereon, be entitled, as hereinafter provided, to receive a placement fee in an amount equal to three percent (3%) of the outstanding principal amount of this Note (the 'Placement Fee'). Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 11.

                  1. Payments and Prepayments.

                  1.1 Payments of principal, Placement Fee and interest on this Note shall be made at the principal office of the Company, currently located at 1000 Woodbury Road, Suite 412, Woodbury, New York 11797, or such other place or places within the United States as may be specified by the Holder of this Note in a written notice to the Company at least 10 business days before a given payment date.

                  1.2 Payments of principal, Placement Fee and interest on this Note shall be made in lawful money of the United States of America by mailing the Company's good check in the proper amount to the Holder at least three days prior to the due date of each payment or otherwise transferring funds so as to be received by the Holder on the due date of each such payment, provided, however, that the Company shall make payment by wire

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transfer to an account such Holder may specify in writing to the Company at least three days prior to the due date of each payment.


                  1.3 If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day, and, with respect to payments of principal, interest thereon shall be payable during such extension at the then applicable rate.

                  1.4 This Note is subject to exchange in accordance with the terms of that certain Securities Purchase Agreement, dated as of the date hereof, between the Company and Charles S. Holmes and upon any such exchange, the Company shall, subject to the provisions of Sections 5 and 6 below, pay the Holder all interest on this Note accrued and unpaid through such exchange date.

                  1.5 Subject to the provisions of Sections 5 and 6 below, the Company shall, within thirty (30) business days of the occurrence of a Change in Control, offer, by written notice to the Holder, to prepay this Note, in whole and not in part, without premium or penalty. Holder may accept the offer to prepay made pursuant to this Section 1.5 by causing notice of such acceptance to be delivered to the Company at least ten (10) days prior to the proposed prepayment date (or such longer period as may be required by law). A failure by Holder to respond to an offer to prepay pursuant to this Section 1.5 within the requisite time period shall be deemed to constitute a rejection of such offer.

                  1.6 The Company shall not be entitled to prepay this Note in whole or in part prior to the Maturity Date.

                  2. Placement Fee. Simultaneously with the initial issuance of this Note, the Company shall pay to the Holder the Placement Fee, as a one time fee for services rendered, which Placement Fee the Holder may deduct from the funds remitted to the Company by the Holder in exchange for the issuance of this Note.

                  3. Obligation Absolute. The obligations under this Note are absolute and unconditional obligations of the Company and no modification, release, consent, waiver, removal, rearrangement or amendment shall impair the obligations of the Company hereunder.

                  4. Security. The payment of this Note is not secured by any collateral.

                  5. Subordination. (a) The Company for itself, its successors and assigns, covenants and agrees, and each Holder of this Note by its acceptance of this Note likewise covenants and agrees, that to the extent provided below the payment of the principal of and interest on this Note is hereby expressly subordinated and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness. For purposes hereof, Senior Indebtedness is defined as:


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                  (i) the principal of, premium, if any, any interest (including without limitation any interest on interest and post-petition interest) on, and all obligations of the Company for any costs and expenses with respect to, all liabilities of the Company, direct or contingent, joint, several or independent, now or hereafter existing, due or to become due, whether created directly or acquired by assignment or otherwise, under or in respect of that certain Amended and Restated Credit Agreement, dated as of April 12, 1995, among, the Company, The Bank of New York, Chemical Bank and the other parties referred to therein (as heretofore and as hereafter amended, modified and supplemented from time to time, the 'Bank Credit Agreement') and any of the other Loan Documents (as defined in the Bank Credit Agreement); and

                  (ii) all extensions, renewals and refundings of any of the foregoing.

                  (b) Upon the acceleration of any Senior Indebtedness or upon the maturity of the entire principal amount of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness which has been so accelerated or matured shall first indefeasibly be paid in full in cash before any payment is made by the Company or any Person acting on behalf of the Company on account of any obligations evidenced by this Note.

                  (c) The Company shall not pay any obligations evidenced by this Note if there exists a Default or Event of Default (as such terms are defined in the instruments evidencing Senior Indebtedness including, without limitation, the Bank Credit Agreement) with respect to any Senior Indebtedness (hereinafter referred to as a 'Blockage Event').

                  The Company shall resume payment of this Note and a Blockage Event shall be deemed to have terminated:

                  (i) when such Default or Event of Default on Senior Indebtedness, as applicable, is cured or waived; or

                  (ii) when the Holder hereof shall have cured any such Default or Event of Default on Senior Indebtedness to the extent such Default or Event of Default can be cured by payment of money, which amount shall be added to the principal amount owing to the Holder pursuant to this Note; or

                  (iii) 180 days after the occurrence of such Default or Event of Default, provided, that at the end of such 180 days, if any of the following events occurs, the Blockage Event shall continue: (A) a Default in payment of any amount with respect to the Senior Indebtedness; (B) an acceleration of the Senior Indebtedness; or (C) the occurrence of an event of the type described in Section 6 hereof, provided further, that a Blockage Event may be deemed to occur, with respect to any single specified Default or Event of Default, only once for each 360 day period.


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                  (d) At any time there exists a Blockage Event, (i) the Company shall not, directly or indirectly, make any payment of any part of this Note,
(ii) the Holder hereof shall not demand or accept from the Company or any other Person any such payment or cancel, set off or otherwise discharge any part of the indebtedness represented by this Note, and (iii) neither the Company nor the Holder hereof shall otherwise take or permit any action prejudicial to or inconsistent with the priority position of any holder of Senior Indebtedness over the Holder of this Note.

                  (e) Any holder of Senior Indebtedness is hereby authorized to demand specific performance of this Note, whether or not the Company shall have complied with the provisions hereof applicable to it, at any time when the Holder hereof shall have failed to comply with any provision hereof applicable to him. The Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by any holder of Senior Indebtedness. The Holder further (i) waives presentment, demand, notice and protest in connection with all negotiable instruments evidencing Senior Indebtedness, notice of any loan made, extension granted or other action taken in reliance hereon and all demands and notices of every kind in connection with this Note or Senior Indebtedness; and (ii) assents to any renewal, extension or postponement of the time of payment of Senior Indebtedness or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor and to the addition or release of any Person primarily or secondarily liable thereon.

                  (f) The Company and the Holder shall execute and deliver to any holder of Senior Indebtedness such further instruments and shall take such further action as such holder of Senior Indebtedness may at any time or times reasonably request in order to evidence the subordination of the obligations hereunder and to otherwise carry out the provisions and intent of this Note.

                  (g) No right of any holder of Senior Indebtedness to enforce the subordination of the obligations shall be impaired by any act or failure to act by the Company or the Holder or by their failure to comply with this Note or any other agreement or document evidencing, related to or securing the obligations hereunder. Without in any way limiting the generality of the preceding sentence, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility to the Holder and without impairing or releasing the subordination provided in this Note or the obligations of the holder hereof to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, any Senior Indebtedness, or otherwise amend or supplement in any manner, any Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing any Senior Indebtedness; (iii) release any Person or entity liable in any manner for the collection of any Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company or any other Person or entity.


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                  (h) In the event that the Company shall make any payment or prepayment to the Holder on account of the obligations under this Note which is prohibited by this Section 5, such payment shall be held by the Holder, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts and priorities of Senior Indebtedness held by them) to the extent necessary to pay all Senior Indebtedness due to such holders in full in accordance with its terms (whether or not such Senior Indebtedness is due and owing), after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

                  (i) After all Senior Indebtedness indefeasibly is paid in full and until the obligations under this Note are paid in full, the Holder shall be subrogated to the rights of holders of Senior Indebtedness to the extent that distributions otherwise payable to the Holder have been applied to the payment of Senior Indebtedness. For purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 5 and no payment over pursuant to the provisions of this Section 5 to holders of such Senior Indebtedness by the Holder, shall, as between the Company, its creditors, other than holders of such Senior Indebtedness, and the Holder, be deemed to be a payment by the Company to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 5 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holder hereof, on the other hand.

                  6. Primacy of Senior Indebtedness Claims as Against the Holder. In any insolvency, receivership, bankruptcy, dissolution, liquidation or reorganization proceeding, or in any other proceeding, whether voluntary or involuntary, by or against the Company under any bankruptcy or insolvency law or laws relating to relief of debtors, to compositions, extensions, or readjustments of indebtedness:

                  (a) the claims of any holders of Senior Indebtedness against the Company shall be paid indefeasibly in full in cash before any payment is made to the Holder of this Note;

                  (b) until all Senior Indebtedness is indefeasibly paid in full any distribution to which the Holder would be entitled but for this
         Section 6 shall be made to holders of Senior Indebtedness; and

                  (c) the holders of Senior Indebtedness shall have the right to enforce, collect and receive every such payment or distribution and give acquittance therefor. In furtherance of the foregoing, in the event that the Company shall file or have filed against it a petition under any chapter of Title 11 of the United States Code or any comparable statute, with the result that the Company is excused from the obligation to pay all or any part of the amount otherwise payable in respect of the Senior Indebtedness during the period subsequent to the commencement of such proceedings, the Holder agrees that all or such part of such amount shall be payable out of, and to that extent diminish and be at the expense of, the


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Holder's reorganization dividends or other distributions in respect of any claim filed by it as a creditor or interest holder. In the event the holders of Senior Indebtedness receive amounts in excess of payment in full (in cash) of amounts outstanding in respect of Senior Indebtedness (without giving effect to whether claims in respect of the Senior Indebtedness are allowed in any insolvency proceeding), the holders of the Senior Indebtedness shall pay such excess amounts to the Holder.

                  7. Covenants. The Company covenants, so long as this Note shall be outstanding and unless the Holder shall otherwise consent in writing, that:

                  (a) Financial Statements, Reports, etc. So long as this Convertible Note shall remain outstanding and the Company is subject to the filing requirements of Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the Company will transmit or cause to be transmitted to Holder, promptly after the same are sent or become publicly available, copies of any and all financial statements and reports which are made available to its stockholders and all periodic and other reports, proxy statements, registration statements and other materials filed by it with the Securities and Exchange Commission, or any other governmental authority succeeding to any or all of the functions of said commission, or any national securities exchange, as the case may be. If the Company is not subject to filing requirements, the Company will transmit or cause to be transmitted to the Holder annual and quarterly reports containing audited annual financial statements and related notes thereto and unaudited quarterly financial statements.

                  (b) Corporate Existence. The Company shall, and shall cause its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, material rights, licenses, permits and franchises and comply in all material respects with all laws and regulations applicable to it.

                  (c) Taxes and Assessments. The Company shall, and shall cause its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default (which, for purposes of this Note, shall mean the earlier of ninety (90) days from its due date or invoice date, as the case may be, or the date upon which such obligee commences and action or proceeding to recover such amount), provided, however, that the Company shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Company shall have set aside on its books adequate reserves therefor).

                  (d) Liens. The Company shall not, and shall not permit any of its Subsidiaries to, incur, create, assume or suffer to exist any Lien on any property or assets, income or profits of the Company, now owned or hereafter acquired, other than Permitted Liens.

                  (e) Indebtedness. The Company shall not, and shall not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except for


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(i) Senior Indebtedness; (ii) Indebtedness under this Note, (iii) Indebtedness under the Convertible Notes in an aggregate principal amount not to exceed $7,000,000; (iv) Indebtedness between Subsidiaries and between any Subsidiary and the Company; (v) Indebtedness existing on the date hereof;(vi) Indebtedness of Lynwood Scientific Developments Limited, a corporation organized under the laws of the United Kingdom, to Midland Bank plc. in an aggregate amount not to exceed $2,000,000 or the U.S. dollar equivalent in English pounds; (vii) Indebtedness of Codar Technology, Inc., a Colorado corporation, to MetLife Capital Corp. and Colorado National Leasing, Inc. in an aggregate amount not to exceed $1,200,000; and (viii) all extensions, renewals and refundings of any of the foregoing.

                  (f) Investments. The Company shall not, and shall not permit any of its Subsidiaries to, purchase, hold or acquire any capital stock, evidence of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment (by way of transfers of property, contributions to capital, acquisitions of businesses or acquisitions of assets other than in the ordinary course of business, or otherwise) or any other interest in, any other Person, except for Permitted Investments.

                  (g) Payments. The Company shall not, and shall not permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock) now or hereafter outstanding, or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options therefor now or hereafter outstanding, or set apart any sum for the aforesaid purposes, in any fiscal year, except that the Company may declare stock splits and pay dividends payable solely in shares of any class of its capital stock.

                  (h) Disposition of Assets. The Company shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of any assets except for (i) sales of inventory, fixtures and equipment in the ordinary course of business and (ii) sales of assets having a book value not exceeding $100,000 in the aggregate.

                  (i) Affiliate Transactions. Subsequent to the date hereof, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of property, the making of any investment, the giving of any guarantee or the rendering of any service) with any Affiliate of the Company (other than transactions among the Company and any wholly-owned Subsidiary) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, and (ii) such transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a board resolution of


                                      -7-



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the Company certifying that such transaction or series of transactions complies with the immediately preceding clause (i).

                  (j) Merger, Consolidation, etc. The Company shall not consolidate or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, any other Person unless (i) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be (the 'Successor'), shall have executed and delivered to Holder its assumption of the due and punctual performance of all the obligations under this Note, (ii) such Successor shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and
(iii) no event referred to in Section 8 shall have occurred and be continuing.

                  (k) Maintenance of Properties. The Company shall keep all properties useful in the business of the Company in good working order and condition except to the extent that discontinuing the operation or maintenance of any such properties is, in the judgement of the Company, desirable in the conduct its business.

                  8. Events of Default. In the event that:

                  (i) the Company defaults in making any payment of principal of or interest on this Note required to be made on this Note; or

                  (ii) any obligation of the Company for the payment of borrowed money in excess of $500,000 becomes or is declared to be due and payable prior to its expressed maturity, unless the validity of any such indebtedness or obligation is being contested in good faith by appropriate proceedings; or

                  (iii) any warrant of attachment, execution or other writ is levied upon any property or assets of the Company in excess of $500,000 and is not discharged or stayed (including stays resulting from the filing of an appeal) within 30 days; or

                  (iv) all or any substantial part of the assets or properties of the Company are condemned, seized or appropriated by any government or governmental authority; or any order is entered in any proceeding directing winding up, dissolution or split-up of the Company; or

                  (v) the Company hereafter makes an assignment for the benefit of creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions receiver of or any trustee for the Company or any substantial part of the property of the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether or not hereafter in effect; or if there is hereafter commenced against the Company any such proceeding and an order approving the petition is entered or such


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         proceeding remains undismissed for a period of 60 days, or the Company by any act or omission to act indicates its consent to or approval of or acquiescence in any such proceeding or the appointment of any receiver of, or trustee for, the Company or any substantial part of its properties, or suffers any such receivership or trusteeship to continue undischarged for a period of 60 days; or


                  (vi) the Company defaults in the due observance or performance, in any material respect, of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Note (other than a default which is specifically provided for elsewhere in this Section 8) and such default continues unremedied for more than thirty (30) days after the Company first has knowledge of such default, through notice or otherwise;

then, and in any such event, and at any time thereafter, if such event shall then be continuing, the Holder of this Note may, by written notice to the Company, declare this Note due and payable, whereupon the same shall be due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, provided, however, that if an event specified in Section 8(iv) or 8(v) occurs and is continuing, this Note shall ipso facto be and become immediately due and payable without any declaration or other act on the part of the Holder.

                  9. [This Section intentionally omitted]

                  10. Investment Representation.

                  10.1 Holder hereby acknowledges that this Note is not being registered (i) under the Act on the ground that the issuance of the Note is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Note does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Note for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, provided, nevertheless, that the disposition of its property shall at all times be within its control.

                  10.2 Holder hereby agrees that it will not sell or transfer all or any part of this Note unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (a) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act or (b) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act.


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                  10.3 The Company may refuse to recognize a transfer of this
Note on its books should a holder attempt to transfer this Note otherwise than in compliance with this Section 10.

                  11. Definitions. As used herein, unless the context otherwise requires, the following terms have the respective meanings:


                  'Affiliate': with respect to any Person, the following: (i) any other Person that at such time directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% of more of any class of voting or equity interests. As used in such definition, 'controls', 'controlled by' and 'under common control', as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

                  'Change in Control': any of the following events or circumstances: (i) individuals who, at the beginning of any period of twenty-four (24) consecutive months, constitute the Company's board of directors (together with any new director whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or disability) to constitute a majority of the Company's board of directors then in office; (ii) any person or related persons constituting a group (as such terms are used the Exchange Act) become the 'beneficial owners' (as such term is used under the Exchange Act), directly or indirectly of more than fifty percent (50%) of the total voting power of all classes then outstanding of the Company's voting stock; or (iii) the acquisition after the date hereof by any person or related persons constituting a group of the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Company, or (iv) the acquisition after the date hereof by any person or related persons constituting a group of all or substantially all of the properties and assets of the Company and its Subsidiaries, on a consolidated basis; provided, however, that no Change in Control shall be deemed to have occurred in connection with, or pursuant to, the initial issuance and sale of the Convertible Notes.

                  'Convertible Notes': the Company's 12% Convertible Subordinated Promissory Notes due 2000, in the aggregate principal amount of up to $8,000,000.

                  'GAAP': United States generally accepted accounting principles, consistently applied.


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                  'Indebtedness': at any time and with respect to any Person,
(i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, provided that the same shall not be overdue (i.e., the earlier of ninety (90) days from the invoice date or the date the obligee commences an action to recover such amounts), or if overdue, are being contested in good faith and by appropriate proceedings), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (event though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under leases which have been or should be, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities, (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person including without limitation through any agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses (i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  'Lien': any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever.

                  'Permitted Investments': any of the following:

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United State of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

                  (ii) without limiting the provisions of clause (iv) below, investments in commercial paper maturing within one year from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Corporation (or a similar rating by any similar organization which rates commercial paper);

                  (iii) investments in certificates of deposits or banker's acceptances and time deposits maturing within twelve months from the date of acquisition thereof issued or guaranteed by or placed with (a) any domestic office of the bank with whom the Company maintains its cash management system or
(b) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000 and is the principal banking subsidiary of a bank holding company having a long-term unsecured debt rating of at least 'A' or the equivalent thereof from the Standard & Poor's Corporation or at least 'A2' or the equivalent thereof from Moody's Investors Service, Inc.;

                  (iv) investments in commercial paper maturing within six months from the date of acquisition and issued by the holding company of any commercial bank of recognized standing organized under the laws of the United States of America of any state thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least 'A' or the equivalent thereof from the Standard & Poor's Corporation or at least 'A2' or the equivalent thereof from Moody's Investors Service, Inc. (or has a similar rating by any similar organization that rates commercial paper); or

                  (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses
(i) through (iv) above.

                  'Permitted Lien': mean (i) Liens in existence on the date hereof, (ii) Liens created for the benefit of the holders of Senior Indebtedness, (iii) Liens imposed by law for taxes, assessments or charges of any governmental authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iv) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due, which are not overdue by more than 60 days or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (v) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (vi) easements (including without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which in the aggregate, are not substantial in amount, and which do not interfere materially with the ordinary conduct of the business of the Company and which do not materially detract from the property to which they attach or materially impair the use thereof to the Company; (vii) Liens covering real property or Personal property in existence at the time of acquisition thereof by the Company and purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure indebtedness permitted by this Section 7 solely for the purpose of financing the acquisition of such property and no such Lien covers, or is extended to cover, any other property owned by the Company; and (viii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vii) above.


                  'Person': any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

                  'Senior Indebtedness':  the meaning specified in Section 5(a).

                  'Subsidiaries': with respect to any Person, any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person.

                  12. Miscellaneous.

                  12.1 This Note is the obligation of the Company only, and no recourse shall be had for the payment thereof or interest thereon against any stockholder, officer or director of the Company, whether by virtue of any constitution, statute, rule or law or otherwise, all such liability, by the acceptance hereof, and as part of the consideration hereof, being expressly waived.

                  12.2 Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

                  12.3 THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE COMPANY AND THE HOLDER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED IN NEW YORK AND CANNOT BE MODIFIED OR CHANGED ORALLY.

                  IN WITNESS WHEREOF, the Company originally signed this Note on the day of October, 1995.

                                       NAI TECHNOLOGIES, INC.


                                       By:   /s/  Richard A. Schneider
                                           __________________________
                                           Name:  Richard A. Schneider
                                           Title: Executive Vice President